                            ARTICLES OF INCORPORATION

                                       OF

                          LUDLUM CONSTRUCTION CO., INC.



         The undersigned subscribers to these Articles of Incorporation, two natural persons competent to contract, hereby undertake to form a corporation for profit under the laws of the State of Florida.

                                 ARTICLE I. NAME

         The name of the corporation is Ludlum Construction Co., Inc.

                         ARTICLE II. NATURE OF BUSINESS

         The corporation may engage in any activity or business permitted under the laws of the United States and this State.

                           ARTICLE III. CAPITAL STOCK

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any time is one hundred (100) shares of common stock, each having no par value.

                           ARTICLE IV. INITIAL CAPITAL

         The amount of the capital with which this corporation shall begin business is in excess of five hundred dollars ($500.00).

                          ARTICLE V. TERM OF EXISTENCE

         This corporation shall have perpetual existence.

                               ARTICLE VI. ADDRESS

         The initial street address of the principal office of this corporation is to be 320 Denver Avenue, Stuart, Florida.

         The Stockholders may from time to time designate such other address and place of the principal office of this corporation as it may see fit.

                            ARTICLE VII. STOCKHOLDERS

         The affairs of this corporation shall be managed by its stockholders, and the corporation shall have no directors.




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                           ARTICLES VIII. SUBSCRIBERS

         The names and street addresses of subscribers to these Articles of Incorporation are as follows:

                  NAME                               ADDRESS
                  ----                               -------
                  NOAH LUDLUM                        Grove Road
                                                     Palm City, Florida

                  BONNIE LUDLUM                      Grove Road
                                                     Palm City, Florida

                           ARTICLES IX. EFFECTIVE DATE

         These Articles of Incorporation shall become effective on April 30, 1972.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals, acknowledged and filed the foregoing Articles of Incorporation under the laws of the State of Florida, this 14th day of April, 1972.


                        /s/ Noah Ludlum            (SEAL)
                        ----------------------------
                                                     NOAH LUDLUM


                        /s/ Bonnie Ludlum          (SEAL)
                        ----------------------------
                                                     BONNIE LUDLUM

STATE OF FLORIDA   )
COUNTY OF MARTIN   )

         BEFORE ME, personally appeared NOAH LUDLUM and BONNIE LUDLUM, to me well known to be the individuals described in and who executed the foregoing Articles of Incorporation, and they acknowledged before me that they executed the same for the purposes therein expressed.

         WITNESS my hand and official seal in the County and State named above, this 14th day of April, 1972.


                                           -------------------------------------
                                           NOTARY PUBLIC


                                           My commission expires August 27, 1974



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          CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE
          SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHICH
                               PROCESS MAY SERVED


         In pursuance of Chapter 48.091, Florida Statutes, the following is submitted, in compliance with said Act:

         1. That LUDLUM CONSTRUCTION CO., INC., beginning to organize under the laws of the State of Florida with its principal office, as indicated in the Articles of Incorporation at Stuart, County of Martin, State of Florida, has named ELTON H. SCHWARZ, located at 320 Denver Avenue, City of Stuart, County of Martin, State of Florida, as its Agent to accept service of process within this State.


                                ACKNOWLEDGEMENT

         Having been named to accept service of process for the above stated Corporation, at place designated in this certificate, I hereby accept to act in this capacity, and agree to comply with the provision of said Act relative to keeping open said office.

                                               /S/ Elton H. Schwarz
                                               ---------------------------------
                                               ELTON H. SCHWARZ
                                               Resident Agent





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                                STATE OF FLORIDA

                                     (SEAL)

                              DEPARTMENT OF STATE



I certify from the records of this office that LUDLUM CONSTRUCTION CO., INC. is a corporation organizaed under the laws of the State of Florida, filed on July 5, 1972.

The document number of this corporation is 404448.

I further cetify that said corporation has paid all fees and penalties due this office through December 31, 1998, and its most recent annual report was filed on June 2, 1998, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.


                                           Given under my hand and the
                                        Great Seal of the State of Florida
                                       at Tallahassee, the Capitol, this the
                                            Twelfth day of June, 1998



                                          /s/ Sandra B. Mortham
(SEAL)                                    -------------------------------------
                                              Sandra B. Mortham
                                              Secretary of State





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